UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 24, 2009

MONUMENT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-15528	84-1028449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 South Oneida Street, Suite 106
Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 692-9468

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 24, 2009 James J. Benner resigned as a member of the Registrant’s Board of Directors.  His resignation was not the result of any disagreement with respect to the Registrant’s operations, policies or procedures.

On August 25, 2009, Matt Miles was appointed to the Registrant’s Board of Directors to fill the vacancy resulting from Mr. Benner’s resignation.  MNB Energy, LLC, which owns approximately 25% of the Registrant’s outstanding common stock, has the right to appoint one member of the Registrant’s Board of Directors.  Mr. Miles, who is the manager and principal owner of MNB Energy, LLC, has been designated as that company’s representative on the Registrant’s Board of Directors.  Mr. Miles is a commercial real estate developer and businessman living in Montrose, Colorado.

There were no transactions between the Registrant and Mr. Miles of the type required to be reported under Rule 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

    None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT RESOURCES, INC.

Date: August 26, 2009	By:	/s/ A.G. Foust
A.G. Foust, President